UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

BLUE OWL CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OBDC	The New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On January 22, 2024, Blue Owl Capital Corporation (the “Company”) and Deutsche Bank Trust Company Americas (the “Trustee”), entered into an Eighth Supplemental Indenture (the “Eighth Supplemental Indenture”) to the Indenture, dated as of April 10, 2019, between the Company and the Trustee (the “Base Indenture”, and together with the Eighth Supplemental Indenture, the “Indenture”), relating to the Company’s $600,000,000 aggregate principal amount of its 5.950% notes due 2029 (the “Notes”).

The Notes will mature on March 15, 2029, and prior to February 15, 2029 (one month prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 35 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Notes bear interest at a rate of 5.950% per year payable semiannually on March 15 and September 15 of each year, commencing on September 15, 2024. The Notes are direct, general unsecured obligations of the Company.

The Company expects to use the net proceeds of this offering to pay down its existing outstanding indebtedness, including its unsecured Notes maturing in April 2024 (the “2024 Notes”), its senior secured revolving credit facility (the “Revolving Credit Facility”) and / or its special purpose vehicle asset credit facility (the “SPV Asset Facility II”). The 2024 Notes mature on April 15, 2024 and bear interest at a rate of 5.25% per year, payable semi-annually on April 15 and October 15 of each year. The Revolving Credit Facility matures on September 3, 2025 with respect to $15 million of commitments, will mature on August 26, 2027 with respect to $50 million of commitments and will mature on November 17, 2028 with respect to the remaining commitments. Amounts drawn under the Revolving Credit Facility with respect to certain “extending commitments” in U.S. dollars bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus margin of either 1.875% per annum or, if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 1.75% per annum or (ii) the “alternative base rate” (as defined in the agreements governing the Revolving Credit Facility) plus margin of either 0.875% per annum or, if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 0.75% per annum. Amounts drawn under the Revolving Credit Facility with respect to certain “non-extending commitments” in U.S. Dollars will bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus margin of 2.00% per annum or (ii) the alternative base rate plus margin of 1.00% per annum. Amounts drawn under the Revolving Credit Facility with respect to the Extending Commitments in certain non-U.S. currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of either 1.875% per annum or, if the gross borrowing base is greater than or equal to the product of 1.60 and the combined debt amount, 1.75% per annum. Amounts drawn under the Revolving Credit Facility with respect to the non-extending commitments in other permitted currencies will bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 2.00% per annum. Unless otherwise terminated, the Company’s SPV Asset Facility II matures on April 17, 2033. With respect to revolving loans, amounts drawn under the SPV Asset Facility II bear interest at term SOFR (or, in the case of certain lenders that are commercial paper conduits, the lower of their cost of funds and term SOFR plus 0.40%) plus a spread of 2.75% during the period April 17, 2023 to the date on which the reinvestment period ends.

The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the Securities and Exchange Commission, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch Ratings, Moody’s Investor Services, Inc., S&P Global Ratings and Kroll Bond Rating Agency), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-258945) previously filed with the Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated January 17, 2024, a final prospectus supplement dated January 17, 2024, and the pricing term sheet dated January 17, 2024. The transaction closed on January 22, 2024.

The foregoing descriptions of the Base Indenture, Eighth Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Eighth Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 8.01.	Other Events

On January 17, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Blue Owl Credit Advisors LLC (the “Adviser”) and Wells Fargo Securities, LLC, BofA Securities, Inc., ING Financial Markets LLC, RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), in connection with the issuance and sale of the Notes (the “Offering”).

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-258945) previously filed with the U.S. Securities and Exchange Commission, as supplemented by a preliminary prospectus supplement dated January 17, 2024, a final prospectus supplement dated January 17, 2024 and a pricing term sheet dated January 17, 2024.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 17, 2024, by and among the Company, the Adviser and the Underwriters.

4.1	Indenture, dated April 10, 2019, between Owl Rock Capital Corporation and Wells Fargo Bank, National Association (incorporated by reference to Exhibit (d)(2) to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form N-2 (File No. 333-233186) filed on September 20, 2019).

4.2	Eighth Supplemental Indenture, dated as of January 22, 2024, between Blue Owl Capital Corporation and Deutsche Bank Trust Company Americas, as Trustee.

4.3	Form of 5.950% Note Due 2029 (included as part of Exhibit 4.2)

5.1	Opinion of Eversheds Sutherland (US) LLP

23.1	Consent of Eversheds Sutherland (US) LLP (included as part of Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Capital Corporation

January 23, 2024	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer